Exhibit 99.1

BUSINESS DEVELOPMENT UPDATE	September 8, 2008

Since the release of our previous update on July 8, 2008, the following business items have developed:

▪	MATECH has signed another 5-year on-call contract with PennDOT.

▪	MATECH has signed a contract with the Union Pacific Railroad to perform a large inspection of a structure in NE the second week in September.

▪	MATECH officials have met with NYSDOT to discuss our current and future projects.

▪	We have successfully executed and completed inspections with ALDOT, VDOT, NYSDOT, and Canadian National Railway.

▪
MATECH has been contacted by a large international engineering firm regarding a contract for a major structure in PA, as well as a possible alignment for this firm to perform inspections world wide using the EFS.

▪	Our COO has met with MassHighway to discuss past and future work in MA, as well as the possible sale of equipment.

▪	Our COO was quoted by abc.com on the state of bridges.

▪	Our COO was published in USA Today regarding the state of bridges and testing.

▪	Our COO has spoken with top officials at one of the largest passenger railroad company in the US regarding testing on their structures.

▪	Our COO has met with one of the largest owners of bridges in Greater New York City area regarding testing on their largest structures.

▪	Our lobbyist has secured language in the Oberstar Bridge Bill that will likely require our technology to be used on an enormous number of bridges in the U.S.

▪	Our lobbyist has spoken to 12 officials in the state of Pennsylvania; all have requested further information, which was sent to them with follow-up occurring the week of September 15, 2008.

▪	MATECH officials have met with high-ranking officials at a large aerospace company to discuss use of our technologies on airframes and shipping vessels.

▪	MATECH officials are presenting at the following conferences in the months of September and October:

o	Structural Materials Technologies Conference in Oakland, CA

o	North Carolina Highways Conference in Raleigh, NC

o	The World Conference on NDT in Shanghai, China

Best regards,

/s/ Robert M. Bernstein
Robert M. Bernstein
CEO

This letter includes “forward-looking statements” from the company that may or may not materialize. Although management believes the assumptions on which the forward-looking statements are based are reasonable, forward-looking statements are inherently subject to risks and uncertainties and no representation is made or should be inferred with respect to the accuracy or completeness of them or the likelihood that they can or will be achieved. In evaluating the forward-looking statements, recipients should consider various factors, including our ability to change the direction of the company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Recipients are cautioned not to place undue reliance upon the accuracy or adequacy of the forward-looking statements.

11661 San Vicente Blvd., Suite 707 — Los Angeles, CA — 90049
310.208.5589 T — 310.473.3177 F —   matech@matechcorp.com
http://www.matechcorp.com